                                                                    EXHIBIT 10.7

                                BRIGHTPOINT, INC.

                        RESTRICTED STOCK AWARD AGREEMENT
       PURSUANT TO THE 2004 LONG-TERM INCENTIVE PLAN OF BRIGHTPOINT, INC.

      THIS AGREEMENT (the "Agreement") is made effective as of the 7th day of April, 2005 (the "Grant Date"), between Brightpoint, Inc., an Indiana corporation (the "Company"), and Robert J. Laikin (the "Participant").

                                R E C I T A L S :

      WHEREAS, upon the recommendation of the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of the Company (the "Board"), the Board has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock under the Brightpoint, Inc. 2004 Long-Term Incentive Plan (the "Plan") provided for herein (the "Award") to the Participant in order to provide an incentive to the Participant to put forth maximum efforts toward the growth, profitability, and success of the Company and its subsidiaries, to assist in aligning the interests of the Participant with the interests of the stockholders of the Company and to retain the Participant as an employee of the Company.

      NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

      1. Grant of the Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award consisting of 200,000 shares (each, a "Share") of Restricted Stock of the Company, $0.01 par value per share ("Stock"), subject to adjustment as set forth in Section 17 of the Plan. Any capitalized terms not defined herein shall have the same meaning as in the Plan. Each Share shall vest and become unrestricted in accordance with Section 2 hereof and otherwise as set forth in the Plan.

      2.    Vesting.

            (a) The Award shall vest and become unrestricted as follows: (i) with respect to 66,667 Shares on the third anniversary of the Grant Date, an additional 66,667 Shares on the fifth anniversary of the Grant Date, and the remaining 66,666 Shares on the eighth anniversary of the Grant Date, or (ii) earlier pursuant to Section 2(b), (c) or (d) below (as applicable). For purposes of this Agreement, the term "Vesting Date" means each of the third, fifth and eighth anniversaries of the Grant Date.

            (b) Upon a Change of Control (as defined in either the Participant's Amended and Restated Employment Agreement with the Company dated as of July 1, 1999, as thereafter amended (the "Employment Agreement") or the Plan) any then-unvested Shares shall immediately vest and become unrestricted.

            (c) If the Participant's employment with the Company is terminated
(i) by the Company without Cause (as defined in the Employment Agreement) (and other than due to

Participant's death or disability (as such term is used in Section 6.2 of the Employment Agreement)) or (ii) by the Participant for Good Reason (as defined in the Employment Agreement) then any Shares unvested on the Date of Termination (as defined in the Employment Agreement) shall immediately vest and become unrestricted.

            (d) If the Participant's employment with the Company is terminated
(i) due to the Participant's death or (ii) by the Company due to the Participant's disability (as such term is used in Section 6.2 of the Employment Agreement) then the number of Shares that would have vested on the Vesting Date that next follows the Participant's Date of Termination shall, on the Date of Termination, immediately vest and become unrestricted.

            (e) If the Participant's employment with the Company terminates for any reason other than as provided in Sections 2(c) and (d), the portion of the Award which is not vested as of the Date of Termination shall be forfeited by the Participant and such portion shall be cancelled by the Company. The Participant irrevocably grants to the Company the power of attorney to transfer any unvested Shares forfeited to the Company and agrees to execute any document required by the Company in connection with such forfeiture and transfer.

      3. Rights as a Stockholder. Except as otherwise expressly provided in this Agreement or the Plan, the Participant shall have all of the rights of a stockholder of the Company with respect to any unvested Shares.

      4. No Right to Continued Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of the Company.

      5. Transferability. Shares subject to the Award and not then vested may not be transferred by the Participant other than by will or the laws of descent and distribution. Except to the extent permitted by the foregoing, the Shares subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, the Award shall immediately become null and void.

      6. Withholding. By accepting this Award, the Participant agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes and requirements in connection with the distribution or delivery of the Shares, or other settlement in respect of the Shares, and the Company shall be authorized to take such action as may be necessary as determined by the Company (including, without limitation, withholding Shares otherwise deliverable to the Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes; provided, however, that in no event shall the value of Shares so withheld by the Company exceed the minimum withholding rates required by applicable statutes.

      7. Compliance with Applicable Law. Prior to issuance and delivery of any Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement or the Plan. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law or regulation, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of Shares hereunder, the Shares shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

      8. Notices. Any notice necessary under this Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed given when mailed in accordance with the foregoing provisions.

      9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

      10. Authority of Committee. The Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding.

      11. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Indiana without regard to principles of conflicts of law.

      12. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Any facsimile of this Agreement shall be considered an original document.

      13. Plan Controlling; Complete Agreement. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference. The Plan, this Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

      14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Participant may not assign any of the Participant's rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Participant has hereunto set his hand, effective as of the Grant Date.

                                                BRIGHTPOINT, INC.

                                                By: /s/ Jerre L. Stead
                                                    --------------------------
                                                Name: Jerre L. Stead
                                                Its: Lead Independent Director

                                                     /s/ Robert J. Laikin
                                                ------------------------------
                                                Participant: Robert J. Laikin